CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-283336 and 333-288884) and Form S-8 (File No. 333-286069) of Abivax SA of our report dated March 23, 2026, relating to the financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers Audit
Neuilly-sur-Seine, France
March 23, 2026